UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 25, 2006

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	83-0402575
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2006, Hercules Offshore, Inc. (the “Company”) entered into a Consent, Release, Waiver and Amendment (the “Amendment”) to its Credit Agreement dated as of June 30, 2005 among the Company, as Borrower, Comerica Bank, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Credit Suisse, Cayman Islands Branch, as Documentation Agent, and the Lenders party thereto (the “Credit Agreement”). The credit facility is comprised of a $140,000,000 term loan and a $25,000,000 revolving credit facility. The Amendment provides for, among other things, the release of the guaranty, security agreement and vessel mortgages recently entered into by two of the Company’s Cayman subsidiaries in connection with the transfer of two drilling rigs as required by the Credit Agreement. The Amendment permits the Company to advance up to $20,000,000 to these two Cayman subsidiaries and permits the Company to invest an additional $25,000,000 in its foreign subsidiaries. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, on January 25, 2006, the Company entered into a Second Amendment to the Credit Agreement with the parties described above (the “Second Amendment”). The Second Amendment amends the Credit Agreement to extend the termination date of the 1% prepayment premium (that is applicable to certain prepayments of term loans) from June 29, 2006 to December 31, 2006. A copy of the Second Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01	Other Events

On January 26, 2006, the Company entered into a definitive purchase agreement to purchase the drilling rig ARIES (formerly known as the THE 154) (the “Rig”) from Aries Offshore Partners Ltd. for $20,100,000. The Rig is a 150 foot independent leg jackup rig, which has been cold-stacked for the past six years. The closing of the acquisition is expected to occur in February 2006. After closing, the Rig will be renamed Hercules’ Rig 26, and the Company will begin a reactivation project that includes upgrading and refurbishing the Rig. Hercules expects the reactivation project to take up to one year and to cost approximately $20,000,000. After the reactivation project, the Company plans to deploy the Rig in a suitable international market.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Consent, Release, Waiver and Amendment to the Credit Agreement dated as of June 30, 2005 among the Company, as Borrower, Comerica Bank, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Credit Suisse, Cayman Islands Branch, as Documentation Agent, and the Lenders party thereto.

10.2	—	Second Amendment to the Credit Agreement dated as of June 30, 2005 among the Company, as Borrower, Comerica Bank, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Credit Suisse, Cayman Islands Branch, as Documentation Agent, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: January 30, 2006	By:	/s/ STEVEN A. MANZ
Steven A. Manz,
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Consent, Release, Waiver and Amendment to the Credit Agreement dated as of June 30, 2005 among the Company, as Borrower, Comerica Bank, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Credit Suisse, Cayman Islands Branch, as Documentation Agent, and the Lenders party thereto.

10.2	—	Second Amendment to the Credit Agreement dated as of June 30, 2005 among the Company, as Borrower, Comerica Bank, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Credit Suisse, Cayman Islands Branch, as Documentation Agent, and the Lenders party thereto.

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